Exhibit 10.1

Stock Sale Agreement

This Agreement, entered into effective the 18th day of December 2016, is by and between Henry E. Baldenegro, an individual (the “Buyer”) and Creative Medical Health, Inc., a Delaware corporation (the “Seller”).

RECITALS:

WHEREAS, Seller is the legal and beneficial owner of 3,412,731 shares (the “Shares”) of common stock of Creative Medical Technology Holdings, Inc., a Nevada corporation (the “Issuer”);

WHEREAS, Buyer is desirous to sell the Shares to the Seller and Buyer is willing to purchase the Shares from the Seller; and

NOW, THEREFORE, in consideration of the mutual terms and conditions hereof, the parties hereto agree as follows:

1.            Sale of Stock. Seller and Buyer agree that for and in consideration of $3,412.73 from the Buyer, the Seller hereby bargains, sells, assigns, conveys and transfers to Buyer all right, title, and interest in and to the Shares. Seller hereby irrevocable authorizes the transfer agent for the Issuer to transfer the Shares from the Seller to the Buyer and to forward to the Buyer a stock certificate representing the Shares to the address set forth in this Agreement.

2.             Representations and Warranties of Buyer. The Buyer hereby represents and warrants to Seller as follows:

2.1       Restricted Securities. The Buyer understands that the Seller is an affiliate of the Issuer, that the Shares have not been registered pursuant to the Securities Act, or any state securities act, and that the Shares are thus “restricted securities” as defined in Rule 144 promulgated by the Securities and Exchange Commission (the “SEC”). Therefore, under current interpretations and applicable rules, he will have to retain the Shares for a period of at least one year from the date of this Agreement and at the expiration of such one year period his sales will be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if the Issuer is current in its filings with the SEC under the Exchange Act, or other public disclosure requirements. Accordingly, the undersigned hereby acknowledges that he is prepared to hold the Shares for an indefinite period.

2.2       Accredited Investor. The Buyer is an “accredited investor” in that Buyer is (i) a natural person whose individual net worth, or joint net worth with Buyer’s spouse, (excluding the value of the individual’s primary residence) exceeds $1,000,000; or (ii) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with Buyer’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

2.3       Investment Purpose. The Buyer acknowledges that the Shares are being purchased for his own account, for investment, and not with the present view towards the distribution, assignment, or resale to others or fractionalization in whole or in part. The Buyer further acknowledges that no other person has or will have a direct or indirect beneficial or pecuniary interest in the Shares.

2.4       Limitations on Resale; Restrictive Legend. The Buyer acknowledges that he will not sell, assign, hypothecate, or otherwise transfer any rights to, or any interest in, the Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the Issuer, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder. The Buyer also acknowledges that an appropriate legend will be placed upon each of the certificates representing the Shares stating that the Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

2.5       Information. The Buyer has been furnished (i) with all requested materials relating to the business, finances, and operations of the Issuer; (ii) with information deemed material to making an informed investment decision; and (iii) with additional requested information necessary to verify the accuracy of any documents furnished to the Buyer by the Issuer. Such person has been afforded the opportunity to ask questions of the Issuer and its management and to receive answers concerning the terms and conditions of this transaction.

2.6       Documents. The Buyer has had access to each and every document filed by the Issuer with the SEC available on the website of the SEC at www.sec.gov. The Buyer has relied upon the information contained therein and has not been furnished any other documents, literature, memorandum, or prospectus.

2.7       Knowledge and Experience in Business and Financial Matters. The Buyer has such knowledge and experience in business and financial matters that he is capable of evaluating the risks of the prospective investment, and that his financial capacity is of such proportion that the total cost of his commitment in the Shares would not be material when compared with his total financial capacity.

2.8       No Advertisements. The Buyer is not entering into this Agreement as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.

2.9       Relationship to Company. The Buyer has a significant preexisting personal or business relationship with the Seller.

3.             Representations and Warranties of Seller. The Seller hereby represents and warrants to the Buyer as follows:

3.1       Affiliate Status. The Seller is an affiliate of the Issuer as defined in Rule 144.

3.2       Ownership of Shares. The Seller is the record and beneficial owner and holder of the Shares and such Shares are owned free and clear of all liens, encumbrances, charges and assessments of every nature and subject to no restrictions with respect to transferability.

3.3       Power and Authority. The Seller has full power and authority to dispose, assign, and transfer the Shares in accordance with the terms hereof.

3.4       No Outstanding Commitments. Except for this Agreement, there are no outstanding options, contracts, calls, commitments, agreements or demands of any character relating to the Shares.

4.             Miscellaneous.

4.1       Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney’s fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder.

4.2       Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, letters of intent, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

4.3       Interpretation of Agreement. This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

4.4       Survival of Covenants, Etc. All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force for a period of two years from the date of this Agreement.

4.5       Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.

4.6       Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

4.7       Headings. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

4.8       Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

4.9       Governing Law. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Arizona, and any and all actions to enforce the provisions of this Agreement, shall be brought in a court of competent jurisdiction in the State of Arizona and in no other place.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

CREATIVE MEDICAL HEALTH, INC.

SELLER:		/s/Timothy Warbington
By: Timothy Warbington
Its: Chief Executive Officer

	Address:	2017 W Peoria Avenue
Phoenix, AZ 85029

BUYER:		/s/ Henry E. Baldenegro
Henry E. Baldenegro

	Address:	2332 East Bishop Drive
Tempe, Arizona 85282

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